CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form SB-2 of Advance Nanotech, Inc. for the registration of 23,718,000 shares of its common stock and to the incorporation herein of our report dated March 15, 2007, with respect to the financial statements of Advance Nanotech, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Mendoza Berger & Company LLP

/s/ Mendoza Berger & Company LLP
Irvine, California
January 18, 2008